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                                 DC HOLDCO, INC.

                            [THE WALT DISNEY COMPANY]



                             UNDERWRITING AGREEMENT

                               STANDARD PROVISIONS
                     (PREFERRED STOCK AND DEPOSITARY SHARES)

                                                                          , 1995
                                                               -----------


          From time to time, DC Holdco, Inc., a Delaware corporation (the "Company"), may enter into one or more underwriting agreements that provide for the sale of designated securities to the several underwriters named therein.
The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an "Underwriting Agreement"). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as "this Agreement". Terms defined in the Underwriting Agreement are used herein as therein defined.

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement including a prospectus, which, among other things, relates to the Preferred Stock [Depositary Shares] and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "Prospectus Supplement") specifically relating to the Preferred Stock [Depositary Shares], pursuant to Rule 424 of the Commission's regulations under the Securities Act of 1933, as amended (the "1933 Act") and/or a term sheet or an abbreviated term sheet (each a "Term Sheet"), pursuant to Rule 434 of the Commission's regulations under the Securities Act (the "1993 Act Regulations"), specifically relating to the Preferred Stock [Depositary Shares]. The payment of dividends on the redemption price of and the liquidation preference of the Preferred Stock [Underlying Preferred Shares] may be guaranteed by The Walt Disney Company, a Delaware corporation ("Disney").(1) The term Registration Statement means

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(1)  Each reference to Disney will be included only if the Preferred Stock
     [Underlying Preferred Shares] is guaranteed by Disney.


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the registration statement as amended to the date of this Agreement.  The term
Basic Prospectus means the prospectus included in the Registration Statement. The term Prospectus means the Basic Prospectus together with the Prospectus Supplement and Term Sheet, if any. The term preliminary prospectus means a preliminary prospectus supplement specifically relating to the Shares together with the Basic Prospectus. As used herein, the term Incorporated Documents shall mean all the documents, financial statements and schedules incorporated by reference in the Registration Statement or Prospectus or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, and any reference to any amendment or supplement to the Registration Statement or the Prospectus shall be deemed to refer to and include any documents, financial statements and schedules filed by the Company, Disney [or Capital Cities/ABC, Inc. ("Capital Cities")] with the Commission under the Securities Exchange Act of 1934 (the "1934") Act and so incorporated by reference or deemed to be incorporated therein. Notwithstanding the foregoing, for purposes of this Agreement any prospectus, prospectus supplement, term sheet or abbreviated term sheet prepared or filed with respect to an offering pursuant to the Registration Statement of a series of securities other than the Shares shall not be deemed to have supplemented the Prospectus.

1.   REPRESENTATIONS AND WARRANTIES.    The Company [and Disney, jointly and
severally] represents and warrants to each of the Underwriters that:

     (a) The Incorporated Documents, when they became effective or were filed (or, if an amendment with respect to any such Incorporated Document was filed or became effective, when such amendment was filed or became effective) with the Commission, as the case may be, complied in all material respects with the requirements of the 1934 Act, and any Incorporated Documents filed subsequent to the date of the Underwriting Agreement and prior to the Closing Date, will, when they are filed with the Commission, comply in all material respects with the requirements of the 1934 Act; no such Incorporated Document, when it became effective or was filed (or, if an amendment with respect to any such incorporated Document was filed or became effective, when such amendment was filed or became effective) with the Commission, contained, and no Incorporated Document filed subsequent to the date of the Underwriting Agreement and prior to the Closing Date will contain, an untrue statement of a material fact or omitted, or will omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading.


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     (b)  The Registration Statement, at the time it became effective, complied in all material respects with the provisions of the 1933 Act and the 1933 Act Regulations; as of the date of the Underwriting Agreement, the Registration Statement and the Prospectus, and any supplements or amendments thereto, complied in all material respects with the provisions of the 1933 Act and the 1933 Act Regulations; and the Registration Statement and the Prospectus, and any such supplement or amendment thereto, at all such times did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; except that this representation and warranty does not apply to statements or omissions in the Registration Statement, the Prospectus or any preliminary prospectus, or any amendment or supplement thereto, made in reliance upon information furnished to the Company in writing by or on behalf of the Underwriters expressly for use therein or to those parts of the Registration Statement which constitute the Trustee's Statement of Eligibility and Qualification on Form T-1 (the "Form T-1") under the Trust Indenture Act of 1939, as amended (the "1939 Act"). There is no contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

     (c) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under "Capitalization" (except for subsequent issuances, if any, pursuant to reservations, stock option agreements, employee benefit plans or the exercise of convertible securities referred to in the Prospectus); all of the issued and
     outstanding shares of the Common stock, par value $0.   per share, of the
     Company (the "Common Stock") have been duly authorized and validly issued and are fully paid and nonassessable; the Shares [Underlying Preferred Shares] have been duly authorized; when delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth in the Underwriting Agreement, the Preferred Stock [Underlying Preferred Shares] will be validly issued and fully paid and nonassessable; and the issuance of the Preferred Stock [Underlying Preferred Shares] is not subject to preemptive or other similar rights.


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     (d)  The Shares [and Underlying Preferred Shares] conform in all material respects to the description thereof contained in the Prospectus and the Registration Statement.

     (e) This Agreement has been duly authorized and validly executed and delivered by the Company [and Disney].

     (f) Assuming due authorization, execution and delivery of the Deposit Agreement by the Depositary, each Depositary Share will represent an interest in [fraction] of a share of a validly issued, outstanding, fully paid and nonassessable Underlying Preferred Share; and assuming due execution and delivery of the Depositary Receipts by the Depositary pursuant to the Deposit Agreement, the Depositary Receipts will entitle the holders thereof to the benefits provided therein and in the Deposit Agreement.

     [(g)      The Deposit Agreement has been duly authorized and, as of the
     Closing Date, will have been duly executed and delivered by the Company.]

     (h) The Company [and Disney each] is a validly existing corporation in good standing under the laws of Delaware. The Company [and Disney each] has full corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Prospectus; and the Company [and Disney each] is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the consolidated financial condition or earnings of the Company [Disney] and its subsidiaries, considered as one enterprise.

     (i) Except as contemplated in the Prospectus or reflected therein by the filing of any amendment or supplement thereto or any Incorporated Document, since the date of the most recent consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus there has not been any material adverse change in the consolidated financial condition or earnings of the Company [Disney] and its subsidiaries, considered as one enterprise.


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     (j)  [Neither] the Company [nor Disney] is [not] in violation of its certificate of incorporation or bylaws. The execution and delivery of this Agreement and the Deposit Agreement by the Company [and Disney, as the case may be], the issuance and sale of the Shares [the issuance and deposit of the Underlying Preferred Shares in accordance with the Deposit Agreement] [and the Guarantees] [and the issuance of the related Guarantees] and the performance by the Company [and Disney] of its [their] obligations under this Agreement and the Deposit Agreement will not conflict with or constitute a breach of or a default (with the passage of time or otherwise) under (A) the certificate of incorporation or bylaws of the Company [or Disney], (B) subject to the Company's [or Disney's, as the case may be,] compliance with any applicable covenants pertaining to its issuance of Preferred Stock contained therein, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company [or Disney] is a party or by which it may be bound, or to which any of the properties or assets of the Company [or Disney] is subject, which breach or default would, singly or in the aggregate, reasonably be expected to have a material adverse effect on the consolidated financial condition or earnings of the Company [Disney] and its subsidiaries, considered as one enterprise, or (C) any applicable law, administrative regulation or administrative or court decree, except for orders, permits and similar authorizations required under or by the securities or Blue Sky laws of certain jurisdictions, any securities exchange on which any of the Shares might be listed. [As of the date of the Underwriting Agreement and the Closing Date, Disney both immediately before and immediately after giving effect to the delivery of the Guarantees, will be in compliance with the requirements of any applicable covenants pertaining to its incurrence of unsecured indebtedness contained in the agreements or instruments referred to in clause (B) above.]

     (k) To the best of the Company's [and Disney's] knowledge, the accountants who have audited and reported upon the financial statements filed with the Commission as part of the Registration Statement and the Prospectus are independent accountants as required by the 1933 Act. The financial statements included in the Registration Statement or Prospectus or incorporated therein by reference fairly present the consolidated financial position and results of operations of the Company [Disney] and its subsidiaries at the respective dates and for the respective periods to which they apply. Such financial statements have been prepared in accordance


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     with generally accepted accounting principles consistently applied, except as set forth in the Registration Statement and Prospectus.

     (l)  Each of [      ] (collectively the "Significant Subsidiaries") is a
     validly existing corporation in good standing in the state of its incorporation. Each of the Significant Subsidiaries has full corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the prospectus; and each of the Significant Subsidiaries is duly qualified as a foreign corporation to transact business and is in good standing in each United States jurisdiction in which such qualification is required whether by reason of the ownership or leasing of property or the conduct of business, except where a failure to so qualify would not have a material adverse effect on the consolidated financial condition or earnings of the Company [Disney] and its subsidiaries, considered as one enterprise.

     (m) The Company [and Disney, each] has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder or is exempt therefrom.

2.   PUBLIC OFFERING.    The Company is advised by the Manager that the
Underwriters propose to make a public offering of their respective portions of the Shares as soon after this Agreement has been entered into as in the Manager's judgment is advisable. The terms of the public offering of the Shares [Depositary Shares] have been provided by the Manager to the Company and are in all material respects completely set forth in the Prospectus.

3.   PURCHASE AND DELIVERY    Except as otherwise provided in this Agreement,
payment for the Shares shall be made by wire transfer, of immediately available funds, by the Underwriters to the order of the Company, at the time set forth in the Underwriting Agreement, upon delivery to the Manager for the respective accounts of the several Underwriters of the Preferred Stock [Depositary Receipts], registered in such names and in such denominations as the Manager shall request in writing not less than two full business days prior to the date of delivery, with any transfer taxes payable in connection with the sale of the Shares to the Underwriters duly paid.


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4.   CONDITIONS TO CLOSING     The several obligations of the Underwriters
hereunder are subject to the following conditions:

     (a) OPINION OF COUNSEL TO COMPANY. On the Closing Date, the Underwriters shall have received an opinion from Skadden, Arps, Slate, Meagher & Flom, counsel to the Company, dated as of the Closing Date and in form and substance satisfactory to counsel for the Underwriters to the effect that:

     (i) The Company [Disney] and each of the Significant Subsidiaries is a corporation validly existing and in good standing under the laws of its state of incorporation.

     (ii) The Company [and Disney each] has full corporate power and corporate authority to enter into and perform its obligations under this Agreement [and the Deposit Agreement, to issue and deliver the Underlying Preferred Shares and to sell and deliver the Depositary Shares].

     (iii) This Agreement has been duly authorized, executed and delivered by the Company [and Disney].

     (iv) The Shares [the Underlying Preferred Shares and the deposit of the Underlying Preferred Shares in accordance with the Deposit Agreement] have been duly authorized and, when issued and delivered by the Company pursuant to this Agreement, the [Underlying] Preferred Stock will be validly issued and fully paid and nonassessable.

     [(v)    The Deposit Agreement has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery by the Depositary) is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except that such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (B) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).]

     (vi) No consent or approval of any United States governmental authority or other United States person or United States entity is required in connection with the issuance or sale of the Shares other than registration

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     thereof under the 1933 Act, and such registrations or qualifications as may be necessary under the securities or Blue Sky laws of the various United States jurisdictions in which the Shares are to be offered or sold.

     [(vii) The Guarantees, when executed by Disney and issued to and paid for by the purchasers thereof, will be valid and binding obligations of Disney enforceable against Disney in accordance with their respective terms, except that such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).]

     (viii) The Registration Statement has become effective under the 1933 Act, and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated.

     (ix) The execution and delivery of this Agreement and the Deposit Agreement by the Company [and Disney], the issuance and sale of the Shares [and issuance of the Guarantees] and the performance of this Agreement[, and the Guarantees] by the Company [and Disney] will not conflict with or constitute a breach of or a default (with the passage of time or otherwise) under (A) the certificate of incorporation or bylaws of the Company [or Disney], (B) any statute, law or regulation to which the Company [or Disney] or any of its [respective] properties may be subject or (C) any judgment, decree or order, known to such counsel, of any court or government agency or authority entered in any proceeding to which the Company [or Disney] was or is now a party or by which it is bound; provided, that such counsel may state that (1) the opinion set forth in clause (B) of this paragraph (ix) is limited to those United States statutes, laws or regulations currently in effect which, in such counsel's experience, are normally applicable to transactions of the type contemplated by this Agreement, and (2) no opinion is expressed as to the securities or Blue Sky laws of the various jurisdictions in which the Shares are to be offered (3) no opinion is expressed with respect to such clause (B) with respect to the Shares [and the related Guarantees] which are indexed or linked to any foreign currency, composite currency, commodity, equity index or similar index.


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     (x)     The Registration Statement, as of the date it became effective, and the Prospectus, as of the date of the Underwriting Agreement, appear on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act, except that in each case such counsel need not express an opinion as to (i) the Incorporated Documents, (ii) the financial statements and schedules and other financial data included or incorporated by reference therein or (iii) the Form T-1.

     (xi) The statements in the Prospectus under the caption "Description of the Preferred Stock" ["Description of the Depositary Shares"], insofar as they purport to summarize certain provisions of documents specifically referred to therein, are in all material respects accurate summaries of such provisions.

     (xii) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under "Capitalization" (except for subsequent issuances, if any, pursuant to reservations, stock option agreements, employee benefit plans or the exercise of convertible securities referred to in the Prospectus); all of the issued and
     outstanding shares of the Common stock, par value $0.   per share, of the
     Company (the "Common Stock") have been duly authorized and validly issued and are fully paid and nonassessable; the Shares [and the Underlying Preferred Shares] have been duly authorized; when delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth in the Underwriting Agreement, the [Underlying] Preferred Shares will be validly issued and fully paid and nonassessable; and the issuance of the [Underlying] Preferred Shares is not subject to preemptive or other similar rights.

     [(xiii) Assuming due authorization, execution and delivery of the Deposit Agreement by the Depositary, each Share will represent an interest in [fraction] of a share of a validly issued, outstanding, fully paid and nonassessable Underlying Preferred Share; assuming due execution and delivery of the Depositary Receipts by the Depositary pursuant to the Deposit Agreement, the Depositary Receipts will entitle the holders thereof to the benefits provided therein and in the Deposit Agreement.]

     [(xiv) The Deposit Agreement has been duly authorized and, as of the Closing Date, will have been duly executed and delivered by the Company.]


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          In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, counsel employed by the Company, representatives of the independent public accountants for the Company, representatives of the Underwriters and counsel for the Underwriters, at which conferences the contents of the Registration Statement and Prospectus and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and have not made any independent check or verification thereof, on the basis of the foregoing, no facts have come to such counsel's attention that lead them to believe that either the Registration Statement (excluding the Incorporated Documents) at the time such Registration Statement became effective (which, for the purposes of this paragraph, shall have the meaning set forth in Rule 158(c) of the 1933 Act Regulations) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or the Prospectus (excluding the Incorporated Documents) as of the date of the Underwriting Agreement contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need express no opinion with respect to (i) the Incorporated Documents, (ii) the financial statements, schedules and other financial data included or incorporated by reference in the Registration Statement or the Prospectus or (iii) the Form T-1.

     (b) OPINION OF COUNSEL EMPLOYED BY COMPANY. On the Closing Date, the Underwriters shall have received an opinion from David K. Thompson, Senior Vice President-Assistant General Counsel or from other counsel employed by the Company (provided that such counsel is a similarly senior officer of the Company), dated as of the date hereof and in form and substance satisfactory to counsel for the Underwriters, to the effect that:

     (i) Except as set forth in the Prospectus (including the Incorporated Documents), there is not pending or, to the best of such counsel's knowledge, after reasonable inquiry, threatened any action, suit or proceeding against the Company [Disney] or any of its subsidiaries before or by any court or governmental agency or body, which is likely (to the extent not


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     covered by insurance) to have a material adverse effect on the consolidated financial condition or earnings of the Company [Disney] and its subsidiaries, considered as one enterprise.

     (ii) To the best of such counsel's knowledge, after reasonable inquiry, there is no contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

     (iii) To the best of such counsel's knowledge, after reasonable inquiry, [neither] the Company [nor Disney] is [not] in violation of its Certificate of Incorporation or Bylaws.

     (iv)    To the best of such counsel's knowledge, after reasonable inquiry,
     (x) the execution and delivery, and (y) the performance, of this Agreement [and the Deposit Agreement] will not conflict with or constitute a breach of, or default (with the passage of time or otherwise) under, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company [or Disney] is a party or by which it may be bound, or to which any of the property or assets of the Company [Disney] or any of its subsidiaries is subject.

     (v) To the best of such counsel's knowledge, after reasonable inquiry, the Shares [Underlying Preferred Shares, as the case may be,] when issued and delivered as contemplated by the terms of the Underwriting Agreement [and the Deposit Agreement], will be validly issued, fully paid and non-assessable, and the issuance of such shares is not subject to any preemptive or similar rights. The authorized capital stock of the Company conforms with the statements in the Prospectus Supplement under the caption "Capitalization."

     (vi) The Incorporated Documents, as of the date of the Underwriting Agreement, complied as to form in all material respects with the requirements of the 1933 Act, except that in each case such counsel need not express an opinion as to the financial statements and schedules and other financial data included or incorporated by reference therein.

     (vii) To the best of such counsel's knowledge, after reasonable inquiry, there are no holders of securities of the Company with currently exercisable registration rights to have any securities registered as part of the


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     Registration Statement or included in the offering contemplated by this
     Agreement.

          In addition, such counsel shall state that nothing has come to such counsel's attention that leads him to believe that either the Registration Statement (including the Incorporated Documents) at the time such Registration Statement became effective (which, for the purposes of this paragraph, shall have the meaning set forth in Rule 158(c) of the 1933 Act Regulations) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or the Prospectus (including the Incorporated Documents) as of the date of the Underwriting Agreement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need express no opinion with respect to the financial statements, schedules and other financial data included or incorporated by reference in the Registration Statement or Prospectus or with respect to the Form T-1.

     (c) OPINION OF UNDERWRITERS' COUNSEL. On the Closing Date, the Underwriters shall have received an opinion from counsel to the Underwriters dated as of the Closing Date and in form and substance satisfactory to the Underwriters.

     (d)  OFFICER'S CERTIFICATE.   [(x)] On the Closing Date the Underwriters
     shall have received a certificate signed by an officer of the Company, dated the Closing Date, to the effect that (i) the representations and warranties of the Company contained in Section 1. hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of the date of such certificate, (ii) the Company has complied with all agreements and satisfied all conditions required by this Agreement [or the Deposit Agreement] on its part to be performed or satisfied at or prior to the date of such certificate and (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to the best of such officer's knowledge, threatened by the Commission. The Officers Certificate shall further state that except as contemplated in the Prospectus or reflected therein by the filing of any amendment or supplement thereto or any Incorporated Document, at the Closing Date, there shall not have


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     been, since the date of the most recent consolidated financial statements of the Company included or incorporated by reference in the Prospectus, any material adverse change in the consolidated financial condition or earnings of the Company and its subsidiaries, considered as one enterprise [;

          (y) On the Closing Date the Underwriters shall have received a certificate signed by an officer of Disney, dated the Closing Date, to the effect that (i) the representations and warranties of Disney contained in
     Section 1(a) hereof (other than Section 1(a)(vii)) are true and correct in all material respects with the same force and effect as though expressly made at and as of the date of such certificate and (ii) Disney has complied with all agreements and satisfied all conditions required by this Agreement on its part to be performed or satisfied at or prior to the date of such certificate. The Officers Certificate shall further state that except as contemplated in the Prospectus or reflected therein by the filing of any amendment or supplement thereto or any Incorporated Document, at the Closing Date, there shall not have been, since the date of the most recent consolidated financial statements of Disney included or incorporated by reference in the Prospectus, any material adverse change in the consolidated financial condition or earnings of Disney and its subsidiaries, considered as one enterprise].

     (e)  COMFORT LETTER.     On the date of the Underwriting Agreement, the
     Underwriters shall have received a letter from the Company's [Disney's] [and Capital Cities] independent certified public accountants, dated as of the date of the Underwriting Agreement and in form and substance reasonably satisfactory to the Underwriters. On the Closing Date, the Underwriters shall have received a letter from such accountants, dated the Closing Date, updating the foregoing letter[s] and in form and substance reasonably acceptable to the Underwriters.

     (f)  OTHER DOCUMENTS.    On the Closing Date, counsel to the Underwriters
     shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of the Shares [and the issuance of the Underlying Preferred Shares] as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties or the fulfillment of any of the conditions herein contained.


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     If any condition specified in this Section 4 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by any of the Underwriters (as to itself only), except that the covenants set forth in
Section 5(f) hereof, the indemnity and contribution agreement set forth in Sections 6, 7, 8 and 9 hereof and the provisions of Section 13 hereof shall remain in effect.

5. COVENANTS OF THE COMPANY [AND DISNEY]. In further consideration of the agreements of the Underwriters contained herein, the Company [and Disney, jointly and severally] covenant as follows:

     (a)  NOTICE OF CERTAIN EVENTS.     The Company will notify the Manager
     promptly of (i) the effectiveness of any post-effective amendment to the Registration Statement (other than a post-effective amendment relating solely to an offering of securities other than the Preferred Stock [ Depositary Shares]), (ii) the transmittal to the Commission for filing of any supplement to the Prospectus (other than a Pricing Supplement or a supplement relating solely to an offering of securities other than the Preferred Stock [Depositary Shares]), (iii) the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus (other than any comments relating solely to an offering of securities other than the Preferred Stock [Depositary Shares]), (iv) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information (other than any such request relating solely to an offering of securities other than the Shares) and (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any such stop order and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible time unless the Company shall, in its sole discretion, determine that it is not in its best interest to do so.

     (b)  NOTICE OF CERTAIN PROPOSED FILINGS.     At or prior to the filing
     thereof, the Company will give the Manager notice of its intention to file any additional registration statement with respect to the registration of additional shares of Preferred Stock [Depositary Shares] to be covered by this Agreement, any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than a Pricing Supplement or an amendment or supplement relating solely to an offering of securities other than the Preferred Stock [Depositary Shares]), whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, and will furnish the Underwriters with copies of any such amendment or supplement or other documents promptly after the filing thereof.

     (c)  COPIES OF THE REGISTRATION STATEMENT AND THE PROSPECTUS.    The
     Company will deliver to the Underwriters one copy of a signed copy of, and as many conformed copies of, the Registration Statement (as originally filed) and of each amendment thereto (including the Incorporated Documents and any exhibits filed therewith or incorporated by reference therein) as the Manager may reasonably request. The Company will furnish to the Underwriters as many copies of the Prospectus (as amended or supplemented) as the Manager shall reasonably request so long as the Underwriters are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Shares.

     (d)  REVISIONS OF PROSPECTUS -- MATERIAL CHANGES     So long as the
     Underwriters are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Shares, if any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Company, after consultation with counsel for the Underwriters, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of counsel for the Company, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, prompt notice shall be given, and confirmed in writing, to the Manager, and the Company will prepare and file as soon as practicable an amendment or supplement to the Prospectus so that the Prospectus, as amended or supplemented, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time it is delivered to the Underwriters.

     (e) COMPLIANCE WITH 1934 ACT; ACCOUNTANTS' CONSENTS. [(x)] The Company will (i) comply, in a timely manner, with all applicable requirements under the 1934 Act relating to the filing with the Commission of the Company's reports pursuant to Section 13(a), 13(c) or 15(d) of the 1934 Act and, if then applicable, of the Company's proxy statements pursuant to Section 14(a) of the 1934 Act and (ii) use its best efforts to obtain the written consent of the Company's [and Capital Cities'] independent accountants as to the incorporation by reference in the Registration Statement of the audited financial statements reported on by them and contained in the Company's [and Capital Cities'] annual reports on Form 10-K under the 1934 Act[; and

          (y) Disney will (i) comply, in a timely manner, with all applicable requirements under the 1934 Act relating to the filing with the Commission of Disney's reports pursuant to Section 13(a), 13(c) or 15(d) of the 1934 Act and, if then applicable, of Disney's proxy statements pursuant to
     Section 14(a) of the 1934 Act and (ii) use its best efforts to obtain the written consent of Disney's independent accountants as to the incorporation by reference in the Registration Statement of the audited financial statements reported on by them and contained in Disney's annual reports on Form 10-K under the 1934 Act.]

     (f)  EARNINGS STATEMENTS.     The Company [Disney] will make generally
     available to its security holders, in each case as soon as practicable but in any event not later than 15 months after the Closing Date, a consolidated earnings statement (which need not be audited) covering the twelve-month period beginning after the latest of (i) the effective date of the Registration Statement, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective,
     (iii) the Company's [Disney's] most recent annual report on Form 10-K filed with the Commission prior to the Closing Date, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act. The Company [Disney] may elect to rely upon Rule 158 under the 1933 Act and may elect to make such earnings statement available more frequently than once in any period of twelve months.

     (g) BLUE SKY QUALIFICATIONS. The Company will endeavor, in cooperation with the Underwriters, to qualify the Preferred Stock [Depositary Shares] for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Manager may reasonably designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Shares; PROVIDED, HOWEVER, that the Company will promptly notify the Manager of any suspension or termination of any such qualifications, and PROVIDED, FURTHER, that the Company shall not be obligated to register or qualify as a foreign corporation or take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

6.   INDEMNIFICATION OF THE UNDERWRITERS.    The Company [and Disney, jointly
and severally,] agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act as follows:

     (a) against any and all loss, liability, claim, damage and expense whatsoever (including, subject to the limitations set forth in subsection
     (c) below, the reasonable fees and disbursements of counsel chosen by the Manager), as incurred, insofar as such loss, liability, claim, damage or expense arises out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arises out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

     (b) against any and all loss, liability, claim, damage and expense whatsoever (including, subject to the limitations set forth in subsection
     (c) below, the reasonable fees and disbursements of counsel chosen by the Manager), as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever insofar as such loss, liability, claim, damage or expense arises out of any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company [and Disney]; and

     (c) against any and all expense whatsoever (including, subject to the limitations set forth in subsection (C) below, the reasonable fees and disbursements of counsel chosen by the Manager), as incurred, reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever, based upon any such untrue statement or omission, or any such alleged untrue statement or omission;

     PROVIDED, HOWEVER, that this indemnity shall not apply to any loss, liability, claim, damage or expense (A) to the extent arising out of or based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon the Form T-1 under the 1939 Act filed as an exhibit to the Registration Statement; or (B) to the extent arising out of any untrue statement or omission or alleged untrue statement or omission in the Prospectus if such untrue statement or alleged untrue statement or omission or alleged omission is corrected in all material respects in an amendment or supplement to the Prospectus and if, having previously been furnished by or on behalf of the Company with copies of the Prospectus, as so amended or supplemented, such Underwriter thereafter failed to deliver such Prospectus, as so amended or supplemented, prior to or concurrently with the sale of the Shares to the person asserting such loss, liability, claim, damage or expense who purchased the Shares which are the subject thereof from such Underwriter; or (C) as to which such Underwriter may be required to indemnify the Company [and Disney] pursuant to the provisions of Section 7.

7. INDEMNIFICATION OF THE COMPANY [AND DISNEY]. Each Underwriter agrees to indemnify and hold harmless the Company [, Disney and] its respective directors, each of its respective officers who signed the Registration Statement, and each person, if any, who controls the Company [or Disney] within the meaning of
Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6 hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company [or Disney] by or on behalf of such Underwriter expressly for use in the Registration Statement or the Prospectus.

8. GENERAL. In case any action, suit or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought against any Underwriter or any person controlling such Underwriter, based upon the Registration Statement or the Prospectus and with respect to which indemnity may be sought against the Company [and Disney] pursuant to Section 6, such Underwriter or controlling person shall promptly notify the Company [and Disney] in writing, and the Company [or Disney] shall assume the defense thereof, including the employment of counsel (such counsel to be reasonably acceptable to such Underwriter) and payment of all expenses. Any such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such separate counsel shall be at the expense of such Underwriter or such controlling person unless (A) the employment of such counsel shall have been specifically authorized in writing by the Company [and Disney],
(B) the Company [and Disney] shall have failed to assume the defense and employ counsel or (C) the named parties to any such action, suit or proceeding (including any impleaded parties) shall include both such Underwriter or such controlling person and the Company [or Disney], and such Underwriter or such controlling person shall have been advised by counsel that there may be one or more legal defenses available to it which are different from, or additional to, those available to the Company [or Disney] (in which case, if such Underwriter or such controlling person notifies the Company [and Disney] in writing that it elects to employ separate counsel at the expense of the Company [and Disney], [neither] the Company [nor Disney] shall [not] have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter or such controlling person, it being understood, however, that the Company [and Disney] shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Underwriters and such controlling persons, which firm shall be designated in writing by the Manager on behalf of all of such Underwriters and such controlling persons).

     In case any action, suit or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought against the Company [, Disney], any of the Company's [or Disney's] directors or officers, or any person controlling the Company [or Disney], with respect to which indemnity may be sought against any Underwriter pursuant to Section 7, such Underwriter shall have the rights and duties given to the Company [and Disney] by this Section 8, and the Company [, Disney], the Company's [and Disney's] directors and officers and any such controlling person shall have the rights and duties given to the Underwriters by this Section 8.

9. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Sections 6 and 7 hereof is for any reason held to be unenforceable with respect to the indemnified parties although applicable in accordance with its terms, the Company [and Disney, on the one hand,] and each Underwriter [, on the other hand,] shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriters, as incurred, in such proportion as is appropriate to reflect the relative benefits received by the Company [and Disney] on the one hand and each of the Underwriters participating in the offering that gave rise to such losses, liabilities, claims, damages and expenses on the other hand from the offering of such Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required pursuant to Section 8 hereof or pursuant to the last sentence of this Section 9, then the Company [, Disney] and each Underwriter shall contribute to such aggregate losses, liabilities, claims, damages and expenses incurred by the Company [, Disney] and the Underwriters, as incurred, in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company [and Disney] on the one hand and each Underwriter on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company [and Disney], on the one hand, and each Underwriter, on the other hand, in connection with the offering of such Shares shall be deemed to be in the same proportion as the total net proceeds from the sale of such Shares by such Underwriter received by the Company (before deducting expenses) bear to the total commissions or other compensation or remuneration received by such Underwriter in respect thereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company [or Disney] or such Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. If there is more than one Underwriter in respect of a proceeding, each Underwriter's obligation to contribute pursuant to this Section 9 shall be several and not joint, and shall be in the proportion that the number of Shares that are the subject of such proceeding and that were offered and sold through such Underwriter bears to the total number of Shares offered. Notwithstanding the provisions of this
Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares purchased by or through it were sold exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company [or Disney], each officer of the Company [or Disney] who sign the Registration Statement, within the meaning of
Section 15 of the 1933 Act, shall have the same rights to contribution as the Company [or Disney, as the case may be]. Any party entitled to contribution pursuant to the first sentence of this Section 9 will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 9, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought, from any other obligation it or they may have otherwise than under this Section 9; PROVIDED, HOWEVER, that such notice need not be given if such party entitled to contribution hereunder has previously given notice pursuant to Section 8 hereof with respect to the same action, suit or proceeding.

10.  TERMINATION.   The Underwriters may terminate the Underwriting Agreement
immediately upon notice to the Company, at any time prior to the Closing Date, if (i) there has been, since the date of the Underwriting Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the consolidated financial condition or earnings of the Company [Disney] and its subsidiaries, considered as one enterprise, (ii) there has occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other calamity or crisis, the effect of which is such as to make it, in the reasonable judgment of the Manager, impracticable to market the Shares or to enforce contracts for the sale of the Shares, (iii) if trading in any securities of the Company [or Disney] has been suspended (other than pursuant to a request by the Company [or Disney] with respect to an announcement by the Company [or Disney] of certain information not constituting a material adverse change, since the date of the Underwriting Agreement or the respective date as of which information is given in the Registration Statement, in the consolidated financial condition or earnings of the Company [Disney] and its subsidiaries, considered as one enterprise), the effect of which is such as to make it, in the reasonable judgment of such Underwriter, impracticable to market the Shares or to enforce contracts for the sale of the Shares, (iv) if trading generally on the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities shall have been required, by such exchange or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities.

11.  DEFAULTING' UNDERWRITERS.     If on the Closing Date any one or more of the
Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Shares set forth opposite their respective names above bears to the aggregate number of Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Manager may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to the Manager and the Company for the purchase of such Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case, either the Manager or the Company shall have the right to postpone the Closing Date but in no event for longer then seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

12. MISCELLANEOUS. The Underwriting Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13. CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITH RESPECT TO CONTRACTS MADE IN AND TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

14. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                             UNDERWRITING AGREEMENT

                                                                  [            ]

DC Holdco, Inc.
500 South Buena Vista Street
Burbank, California  91521

Dear Sirs:

          We (the "Manager") are acting on behalf of the underwriter or underwriters (including ourselves) named below (such underwriter or underwriters being herein called the ("Underwriter")), and we understand that DC Holdco, Inc., a Delaware corporation (the "Company") proposes to issue and sell
[number of shares] shares (the "Firm Shares") of its [title] Preferred Stock, $
par value, stated value $    per share (the "Preferred Stock") [
Depositary Shares ("the Depositary Shares"), to be issued under a Deposit
Agreement (the "Deposit Agreement") dated           by and among the Company,
(as defined below) issued thereunder,            ,as Depositary (the
"Depositary"), and the holders from time to time of the Depositary Receipts. Each Depositary Share will represent [insert fraction] of a share of the
Company's [title] Preferred Stock, $    par value, $    stated value (the
"Underlying Preferred Shares"). The Underlying Preferred shares will, when issued, be deposited by the Company against delivery of Depositary Receipts ("Depositary Receipts") to be issued by the Depositary under the Deposit Agreement. Each Depositary Receipt will represent one or more Depositary Shares].

          Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the number of shares of Preferred Stock [DepositaryShares] set forth below opposite their names at a purchase price of $
   per share [plus accrued dividends, if any, from __________, 199_) to the date of payment and delivery(1)] (the "Offering Price")

                                        Number of  Firm
     Name                            Shares to be Purchased
     ----                          -------------------------

[Lead Underwriter] . . . . . . .

---------------------
(1)  To be added only if transaction does not close flat.

[Insert syndicate list]. . . . .

                                       ----------------

                                       ----------------
                                       ----------------

          The Underwriters will pay for the Preferred Stock [Depositary Shares] upon delivery thereof at [office] at _____ a.m. (New York time) on ____________, 199__, or at such other time, not later than 5:00 p.m. (New York time) on ____________, 199__, as shall be designated by the Manager. The time and date of such payment and delivery are hereinafter referred to as the Closing Date.

          The Preferred Stock [Depositary Shares] shall have the terms set forth in the Prospectus dated _________, 1995, the Prospectus Supplement dated _________, 199_[, and the Term Sheet dated ________ 199_ ] including the following:

Terms of Preferred Stock [Underlying Preferred Shares]

     Annual Dividend:

     Redemption Provisions:

     Dividend Payment Dates:

     Liquidation Preference:       $

     [Guaranty:                    The payment of dividends on, the redemption
                                   price of, and the liquidation preference of the Preferred Stock [Underlying Preferred
                                   Shares] will be guaranteed by The Walt Disney
                                   Company (2)]

          All provisions contained in the document entitled DC Holdco, Inc. Underwriting Agreement Standard Provisions (Preferred Stock and Depositary Shares)

--------------------

(2) To be included only if the Preferred Stock [Underlying Preferred Shares] are to be guaranteed by The Walt Disney Company.

dated ______________, 1995, a copy of which is attached hereto, are hereby incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that if any term defined in such document is otherwise defined herein, the definition set forth herein shall control.

          Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby grants to the Underwriters the option to
purchase     shares of Preferred Stock [Depositary Shares]  (the "Option Shares"
and, together with the Firm Shares, the "Shares") at the Offering Price. The option hereby granted will expire 30 days after the date hereof and may be executed in whole or in part (but not more than once) only for the purpose of covering overallotments which may be made in connection with the offering and distributions of the Firm Shares upon written notice to the Company by the Manager setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option shares, which shall be determined by the Manager but shall not be later than seven full business days after the execise of such option, nor in any event prior to the Closing Date for the Firm Shares. The time and date of such payment and delivery shall hereinafter also be referred to as the Closing Date. If the option is exercised as to all or any portion of the Option Shares, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares being purchased which the number of Firm Shares set forth above opposite the name of such Underwriter bears to the total number of Firm Shares, subject to such adjustments as the Manager in its discretion shall make to eliminate any sales or purchases of fractional shares.

          Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below.

                    Very truly yours,

                    [LEAD UNDERWRITER]
                    [NAME OF CO-MANAGERS],
                    acting Severally on behalf of themselves and the several Underwriters named herein

                    BY:  [LEAD UNDERWRITER]


                    By:
                         -----------------------------------

                         Name:
                         Title:


Accepted:

DC HOLDCO, INC.


By:______________________
   Name:
   Title:

THE WALT DISNEY COMPANY(3)


By:______________________
   Name:
   Title:





----------------------
(3) To be included only if the Preferred Stock [Underlying Preferred Shares] are to be guaranteed by The Walt Disney Company.